UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2015, Autoliv ASP, Inc. and Autoliv AB, each a wholly owned subsidiary of Autoliv, Inc. (collectively, the “Company”) entered into an international assignment agreement (the “Agreement”) with Steven Fredin, Autoliv, Inc.’s Group Vice President, Sales & Engineering. Pursuant to the terms of the Agreement, Mr. Fredin will relocate to the Company’s headquarters in Stockholm, Sweden. The term of Mr. Fredin’s assignment under the Agreement will be effective as of August 17, 2015 and the parties anticipate that the assignment will continue for two years, unless terminated earlier by either party with three months’ notice to the other. Pursuant to the Agreement, Mr. Fredin will be entitled to various allowances and reimbursements consistent with the Company’s usual practices for similarly situated employees on international assignment, including: relocation (both to Sweden and back to the United States upon completion of the assignment), housing assistance, travel allowances, dependent education reimbursements, language training, tax service assistance and tax-equalization benefits. In addition, consistent with the Company’s usual practice for similarly situated employees on international assignment, the Company will pay any income taxes that Mr. Fredin incurs as a result of such allowances and reimbursements and the income tax payment itself.

Mr. Fredin’s base salary will remain at the same level as in effect immediately prior to the international assignment, and he will continue to participate in the Company’s compensation and benefit programs available to executive officers generally, including participation in the Company’s annual short-term incentive performance plan and long-term incentive performance plan, as well as coverage for pension, medical disability and health benefits.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS

10.1	International Assignment Agreement, dated as of August 27, 2015, by and among Autoliv ASP, Inc., Autoliv AB and Steven Fredin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Fredrik Peyron
Name:	Fredrik Peyron
Title:	Group Vice President for Legal Affairs, General Counsel and Secretary

Date: August 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	International Assignment Agreement, dated as of August 27, 2015, by and among Autoliv ASP, Inc., Autoliv AB and Steven Fredin.

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